Exhibit 10.21

CONFORMED COPY

FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED

SERIES 2004-1 SUPPLEMENT

This FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED SERIES 2004-1 SUPPLEMENT (this “Amendment”), dated as of May 9, 2007, amends the Second Amended and Restated Series 2004-1 Supplement (the “Series 2004-1 Supplement”), dated as of June 27, 2006, and is among AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC (formerly known as Cendant Rental Car Funding (AESOP) LLC (“CRCF”)), a special purpose limited liability company established under the laws of Delaware (“ABRCF”), AVIS BUDGET CAR RENTAL, LLC (formerly known as Cendant Car Rental Group, LLC and Cendant Car Rental Group, Inc.), a limited liability company established under the laws of Delaware, as administrator, MIZUHO CORPORATE BANK, LTD., in its capacity as administrative agent for the purchasers, the several financial institutions listed on Schedule I and their respective permitted successors and assigns, THE BANK OF NEW YORK TRUST COMPANY, N.A. (as successor in interest to The Bank of New York), a national banking association, as trustee (in such capacity, the “Trustee”) and as agent for the benefit of the Series 2004-1 Noteholders (in such capacity, the “Series 2004-1 Agent”), to the Second Amended and Restated Base Indenture, dated as of June 3, 2004, between ABRCF and the Trustee (as amended, modified or supplemented from time to time, exclusive of Supplements creating a new Series of Notes, the “Base Indenture”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Definitions List attached as Schedule I to the Base Indenture (as amended through the date hereof) or the Series 2004-1 Supplement, as applicable.

WITNESSETH:

WHEREAS, pursuant to Section 12.2(i) of the Base Indenture, an amendment to any Supplement requires the consent of ABRCF, the Trustee and each affected Noteholder of the applicable Series of Notes;

WHEREAS, the parties desire to amend the Series 2004-1 Supplement (1) to increase the Series 2004-1 Maximum Non-Program Vehicle Percentage and (2) to reflect the name change of certain entities; and

WHEREAS, ABRCF has requested the Trustee, the Series 2004-1 Agent and each Series 2004-1 Noteholder to, and, upon the effectiveness of (i) this Amendment and (ii) the letter (the “Consent Letter”), dated as of the date hereof, among ABRCF and each Series 2004-1 Noteholder, ABRCF, the Trustee, the Series 2004-1 Agent and the Series 2004-1 Noteholders have agreed to, amend certain provisions of the Series 2004-1 Supplement as set forth herein;

NOW, THEREFORE, it is agreed:

1. The Series 2004-1 Supplement is hereby amended by (i) replacing the term “Cendant Car Rental Group, LLC” with “Avis Budget Car Rental, LLC”, (ii) replacing the term “CCRG” with “ABCR”, (iii) replacing the term “Cendant Rental Car Funding (AESOP) LLC” with “Avis Budget Rental Car Funding (AESOP) LLC”, and (iv) replacing the term “CRCF” with “ABRCF” in each place such terms appear.

2. The following defined term, as set forth in Article I(b) of the Series 2004-1 Supplement, is hereby amended and restated in its entirety as follows:

“Series 2004-1 Maximum Non-Program Vehicle Percentage” means, as of any date of determination, 60%; provided that the forgoing 60% shall be increased by the percentage equivalent of a fraction, the numerator of which is the aggregate Net Book Value of all Redesignated Vehicles manufactured by each Bankrupt Manufacturer and each other Manufacturer with respect to which a Manufacturer Event of Default has occurred and leased under the Leases as of such date and the denominator of which is the aggregate Net Book Value of all Vehicles leased under the Leases as of such date.

3. Clause (ii) of the defined term Series 2004-1 Required Enhancement Amount, as set forth in Article I(B) of the Series 2004-1 Supplement, is hereby amended and restated in its entirety as follows:

(ii) the greater of (x) the Series 2004-1 Percentage of the excess, if any, of the Non-Program Vehicle Amount as of the immediately preceding Business Day over the Series 2004-1 Maximum Non-Program Vehicle Amount as of the immediately preceding Business Day and (y) the excess, if any, of (A) the sum of (1) the Series 2004-1 Finance Lease Vehicle Percentage of the Net Book Value of all Non-Program Vehicles (other than (i) Unaccepted Program Vehicles and (ii) Vehicles subject to a Manufacturer Program with a Specified Eligible Non-Program Manufacturer) leased under the AESOP I Finance Lease as of the immediately preceding Business Day and (2) the Series 2004-1 AESOP I Operating Lease Vehicle Percentage of the Net Book Value of all Non-Program Vehicles leased under the AESOP I Operating Lease as of the immediately preceding Business Day over (B) the product of the Series 2004-1 Maximum Non-Program Vehicle Percentage and the sum of (1) the Series 2004-1 Finance Lease Vehicle Percentage of the Net Book Value of all Vehicles leased under the AESOP I Finance Lease as of the immediately preceding Business Day and (2) the Series 2004-1 AESOP I Operating Lease Vehicle Percentage of the Net Book Value of all Vehicles that are leased under the AESOP I Operating Lease as of the immediately preceding Business Day;

4. Section 10.13 of the Series 2004-1 Supplement is hereby amended and restated in its entirety as follows:

“Section 10.13” [RESERVED].”

5. This Amendment is limited as specified and, except as expressly stated herein, shall not constitute a modification, acceptance or waiver of any other provision of the Series 2004-1 Supplement.

6. This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which each of the following has occurred: (i) each of the parties hereto shall have executed and delivered this Amendment to the Trustee, (ii) the Rating Agency Consent Condition shall have been satisfied with respect to this Amendment, (iii) all certificates and opinions of counsel required under the Base Indenture shall have been delivered to the Trustee and (iv) each Series 2004-1 Noteholder shall have executed the Consent Letter consenting hereto.

7. From and after the Amendment Effective Date, all references to the Series 2004-1 Supplement shall be deemed to be references to the Series 2004-1 Supplement as amended hereby.

8. This Amendment may be executed in separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

9. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers as of the date above first written.

AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC, as Issuer

By:	/s/: Karen C. Sclafani
	Name:	Karen C. Sclafani
	Title:	Executive Vice President and Assistant Secretary

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee and Series 2004-1 Agent

By:	/s/: Marian Onischak
	Name:	Marian Onischak
	Title:	Marian Onischak